Exhibit 23.7




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Vialog Corporation 1999 and 1996 Stock Option Plans of Genesys S.A. of our report dated October 10, 2000, with respect to the financial statements of Aloha Conferencing Inc., for the year ended March 31, 1999 included in the Registration Statement on Form F-4 (No. 333-55392) of Genesys S.A. dated February 12, 2001, filed with the Securities and Exchange Commission.



May 1, 2001                                       /s/ Ernst & Young LLP